EXHIBIT 21.1

SUBSIDIARIES

Park West Telecommunications Investors, Inc., a Florida corporation
TECOTA Services Corp., a Delaware corporation
Terremark Trademark Holdings, Inc., a Nevada corporation
TerreNAP Data Centers, Inc., a Florida corporation
TerreNAP Services, Inc., a Florida corporation
NAP of the Capital Region LLC, a Florida corporation
NAP West, LLC

TECOTA Services Corp. owns a 100% interest in:

Technology Center of the Americas, LLC, a Delaware limited liability corporation

TerreNAP Data Centers, Inc., is the sole shareholder of:

Terremark North America, Inc., a Florida corporation
Terremark Asia Company, Ltd., a Bermuda corporation
Terremark Latin America, Inc., a Florida corporation
Terremark Europe, Inc., a Florida corporation

TerreNAP Services, Inc. is the sole shareholder of:

Terremark Financial Services, Inc., a Florida corporation
Terremark Fortune House #1, Inc., a Florida corporation
Terremark Management Services, Inc., a Florida corporation
Terremark Realty, Inc., a Florida corporation
Terremark Technology Contractors, Inc., a Florida corporation

Terremark Latin America, Inc. is the sole shareholder of:

Terremark Colombia Inc., a BVI company
Spectrum Telecommunications Corp., a Delaware corporation
Terremark del Caribe, Inc., a BVI company
Terremark do Brasil Ltda., a Brazilian corporation

Terremark Latin America, Inc. owns 99% of:

Terremark Latin America de Argentina, S.A., an Argentine sociedad anónima (Dormant)
Terremark Latin America de Mexico, S.A. de C.V., a Mexican sociedad anónima de capital variable

Terremark Europe, Inc. is the sole shareholder of:

Terremark, N.V., a Netherlands corporation
Terremark West Africa Canary Islands, S.L.U., a Spanish corporation
Terremark UK Limited, a United Kingdom company

Terremark Worldwide, Inc. owns a minority shareholder interest in:

Terremark Latin America de Argentina, S.A., an Argentine sociedad anónima (Dormant)
Terremark Latin America de Mexico, S.A. de C.V., a Mexican sociedad anónima de capital variable

Terremark Worldwide is the sole shareholder of:

Terremark Federal Group Inc., a Delaware corporation

Terremark Worldwide owns 100% of:

NAP de las Americas — Madrid, S.A.

Terremark Federal Group owns 49% of Terre Light, LLC, a Delaware corporation